77Q1(a)

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

ARTICLES SUPPLEMENTARY

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland
(the “Corporation”), hereby certifies to the State Department of
Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of
Incorporation of the Corporation, the Board of Directors of the
Corporation has increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the
Corporation has authority to issue in accordance with Section 2-105(c)
of the Maryland General Corporation Law (the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Three Billion (3,000,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation’s capital stock before the Reallocation was, and after the Reallocation is,
One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Thirty Million Dollars ($30,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty
Million Dollars ($30,000,000).

SIXTH:  Immediately prior to the Reallocation, the fourteen (14)
Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

Series   Number of Shares Aggregate Par Value

Global Gold Fund 260,000,000  $     2,600,000
Income & Growth Fund 480,000,000  $     4,800,000
Equity Growth Fund  470,000,000  $     4,700,000
Utilities Fund  110,000,000  $     1,100,000
Disciplined Growth Fund 130,000,000  $     1,300,000
Long-Short Equity Fund 200,000,000  $     2,000,000
Small Company Fund 610,000,000  $     6,100,000
NT Equity Growth Fund 50,000,000  $       500,000
NT Small Company Fund 50,000,000  $       500,000
International Core
Equity Fund  190,000,000  $     1,900,000
Equity Growth
130/30 Fund  200,000,000  $     2,000,000
Disciplined Growth
130/30 Fund  200,000,000  $     2,000,000
Core Equity Fund 25,000,000  $       250,000
Quantitive Equity Fund 25,000,000  $       250,000

The par value of each share of stock in each Series is One Cent
($0.01) per share.

SEVENTH:  Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares
(each hereinafter referred to as a “Class”) of the fourteen (14)
Series of stock and aggregate par value of each class was as follows:

Series Name  Class Name No. of Shares Par Value

Global Gold Fund Investor 200,000,000     $2,000,000
   A   20,000,000 200,000
   Institutional  10,000,000 100,000
   B   10,000,000 100,000
   C   10,000,000 100,000
   R   10,000,000 100,000

Income & Growth Fund Investor 300,000,000 $3,000,000
   Institutional 50,000,000 500,000
   A  100,000,000 1,000,000
   C  10,000,000 100,000
   R  10,000,000 100,000
   B  10,000,000 100,000

Equity Growth Fund Investor 300,000,000 $3,000,000
   Institutional 90,000,000 900,000
   A  50,000,000 500,000
   C  10,000,000 100,000
   R  10,000,000 100,000
   B  10,000,000 100,000

Utilities Fund  Investor 110,000,000 $1,100,000

Disciplined Growth Fund Investor 80,000,000 $800,000
   Institutional 10,000,000 100,000
   A  10,000,000 100,000
   R  10,000,000 100,000
   B  10,000,000 100,000
   C  10,000,000 100,000

Long-Short Equity Fund Investor 50,000,000 $500,000
   Institutional 50,000,000 500,000
   R  10,000,000 100,000
   A  70,000,000 700,000
   B  10,000,000 100,000
   C  10,000,000 100,000

Small Company Fund Investor 300,000,000 $3,000,000
   Institutional 150,000,000 1,500,000
   Advisor  150,000,000 1,500,000
   R  10,000,000 100,000

NT Equity Growth Fund Institutional 50,000,000 $500,000

NT Small Company Fund Institutional 50,000,000 $500,000

International Core Equity
Fund   Investor 100,000,000 $1,000,000
   Institutional 50,000,000 500,000
   A  10,000,000 100,000
   B  10,000,000 100,000
   C  10,000,000 100,000
   R  10,000,000 100,000
Equity Growth
130/30 Fund  Investor 50,000,000 $500,000
   Institutional 50,000,000 500,000
   R  10,000,000 100,000
   A  70,000,000 700,000
   B  10,000,000 100,000
   C  10,000,000 100,000
Disciplined Growth
130/30 Fund  Investor 50,000,000 $500,000
   Institutional 50,000,000 500,000
   R  10,000,000 100,000
   A  70,000,000 700,000
   B  10,000,000 100,000
   C  10,000,000 100,000

Core Equity Fund Investor 25,000,000 $250,000

Quantitative
Equity Fund  Investor 25,000,000 $250,000

EIGHTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of
the Corporation, the Board of Directors of the Corporation has allocated
Three Billion (3,000,000,000) shares of the Three Billion (3,000,000,000)
shares of authorized capital stock of the Corporation among the fourteen
(14) Series of stock of the Corporation as follows:

Series   Number of Shares Aggregate Par Value

Global Gold Fund 260,000,000  $     2,600,000
Income & Growth Fund 560,000,000  $     5,600,000
Equity Growth Fund  600,000,000  $     6,000,000
Utilities Fund  110,000,000  $     1,100,000
Disciplined Growth Fund 130,000,000  $     1,300,000
Long-Short Equity Fund 200,000,000  $     2,000,000
Small Company Fund 610,000,000  $     6,100,000
NT Equity Growth Fund 100,000,000  $     1,000,000
NT Small Company Fund 100,000,000  $     1,000,000
International Core
Equity Fund  190,000,000  $     1,900,000
Equity Growth
130/30 Fund  60,000,000  $       600,000
Disciplined Growth
130/30 Fund  60,000,000  $       600,000
Core Equity Fund 10,000,000  $       100,000
Quantitive Equity Fund 10,000,000  $       100,000

NINTH: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established
Classes for each Series of the capital stock of the Corporation and
(b) has allocated shares designated to each Series in Article EIGHTH above among the Classes of shares.  As a result of the Reallocation, the Classes of shares of the fourteen (14) Series of stock of the
Corporation and the number of shares and aggregate par value of each is as follows:
        Number of Shares Aggregate
Series Name  Class Name as Allocated Par Value

Global Gold Fund Investor 200,000,000 $2,000,000
   A  20,000,000 200,000
   Institutional 10,000,000 100,000
   B  10,000,000 100,000
   C  10,000,000 100,000
   R  10,000,000 100,000

Income & Growth Fund Investor 330,000,000 $3,300,000
   Institutional 100,000,000 1,000,000
   A  100,000,000 1,000,000
   C  10,000,000 100,000
   R  10,000,000 100,000
   B  10,000,000 100,000

Equity Growth Fund Investor 400,000,000 $4,000,000
   Institutional 90,000,000 900,000
   A    80,000,000 800,000
   C  10,000,000 100,000
   R  10,000,000 100,000
   B  10,000,000 100,000

Utilities Fund  Investor 110,000,000 $1,100,000

Disciplined Growth Fund Investor 80,000,000 $800,000
   Institutional 10,000,000 100,000
   A  10,000,000 100,000
   R  10,000,000 100,000
   B  10,000,000 100,000
   C  10,000,000 100,000

Long-Short Equity Fund Investor 50,000,000 $500,000
   Institutional 50,000,000 500,000
   R  10,000,000 100,000
   A  70,000,000 700,000
   B  10,000,000 100,000
   C  10,000,000 100,000

Small Company Fund Investor 300,000,000 $3,000,000
   Institutional 150,000,000 1,500,000
   Advisor   150,000,000 1,500,000
   R  10,000,000 100,000

NT Equity Growth Fund Institutional 100,000,000 $1,000,000

NT Small Company Fund Institutional 100,000,000 $1,000,000

International Core
Equity Fund  Investor 100,000,000 $1,000,000
   Institutional 50,000,000 500,000
   A  10,000,000 100,000
   B  10,000,000 100,000
   C  10,000,000 100,000
   R  10,000,000 100,000
Equity Growth
130/30 Fund  Investor 10,000,000 $100,000
   Institutional 10,000,000 100,000
   R  10,000,000 100,000
   A  10,000,000 100,000
   B  10,000,000 100,000
   C  10,000,000 100,000
Disciplined Growth
130/30 Fund  Investor 10,000,000 $100,000
   Institutional 10,000,000 100,000
   R  10,000,000 100,000
   A  10,000,000 100,000
   B  10,000,000 100,000
   C  10,000,000 100,000
Core Equity Fund Investor 10,000,000 $100,000

Quantitative
Equity Fund  Investor 10,000,000 $100,000

TENTH: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of
Incorporation of the Corporation.

ELEVENTH: A description of the Series and Classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the
Articles of Incorporation of the Corporation and is not
changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

TWELFTH:  The Board of Directors of the Corporation duly
adopted resolutions dividing into Series and Classes the
authorized capital stock of the Corporation and allocating
shares to each as set forth in these Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 26th day of March, 2009.

   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
ATTEST:

/s/ Otis H. Cowan III   By:/s/ Charles A. Etherington
Name:  Otis H. Cowan III  Name:  Charles A. Etherington
Title:    Assistant Secretary  Title:    Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY
QUANTITATIVE EQUITY FUNDS, INC., who executed on behalf
of said Corporation the foregoing Articles Supplementary
to the Charter, of which this certificate is made a part,
hereby acknowledges, in the name of and on behalf of said
Corporation, the foregoing Articles Supplementary to the
Charter to be the corporate act of said Corporation, and
further certifies that, to the best of his knowledge,
information and belief, the matters and facts set forth
therein with respect to the approval thereof are true
in all material respects under the penalties of perjury.

Dated:  March 26, 2009  /s/ Charles A. Etherington
    Charles A. Etherington,
    Senior Vice President